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                                                                   EXHIBIT 16.1

                         [COOPERS & LYBRAND L.L.P. LETTERHEAD]


December 3, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Visual Networks, Inc. (copy attached) in response to Item 11(i) of Form S-1 contained under the caption of "Other Matters" which we understand will be filed with the Commission. We agree with the statements concerning our Firm in such Form S-1.


Very truly yours,

/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.